UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                FEBRUARY 11, 2003
                        (Date of Earliest Event Reported)

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                  0-14190                94-2967523
     (State or other      (Commission File Number)      (IRS Employer
      jurisdiction                                     Identification
    of incorporation)                                       No.)

                 5929 COLLEGE AVENUE, OAKLAND, CALIFORNIA 94618
          (Address of principal executive offices, including Zip Code)
                                 (510) 652-8187
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.


          On February 5, 2003, the parties to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, by and among Dreyer's Grand Ice Cream, Inc. ("Dreyer's"), New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc. executed Amendment No. 2 thereto ("Amendment No. 2"). Amendment No. 2 was approved and ratified by the board of directors of Dreyer's on February 11, 2003. A copy of Amendment No. 2 is attached hereto as Exhibit 2.1.



ITEM 7.  EXHIBITS.

          (C) Exhibits.

                  Exhibit 2.1 Amendment No. 2, dated February 5, 2003, to the
                              Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, by and among Dreyer's Grand Ice Cream, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.




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





                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Dreyer's Grand Ice Cream, Inc.

Date:  February 11, 2003                  By:   /S/ TIMOTHY F. KAHN
                                                ---------------------
                                          Name: Timothy F. Kahn

                                          Title:Vice President
                                                Finance and Administration
                                                and Chief Financial Officer






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


                                  EXHIBIT INDEX



Exhibit No.                       Description
-----------                       -----------

Exhibit 2.1 Amendment No. 2, dated February 5, 2003, to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, by and among Dreyer's Grand Ice Cream, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.







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